UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 27, 2020
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-49728		87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

27-01 Queens Plaza North	Long Island City	New York	11101
(Address of principal executive offices)			(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	JBLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

JetBlue Airways Corporation ("JetBlue" or "the Company"), announced today an operational and financial update of the business.

The Company’s flown capacity for the fourth quarter of 2020 is expected to decrease between 45% and 50% year-over-year, compared to the Company’s previous planning assumption of a decrease of approximately 45% year-over-year. The Company plans to continue to manage capacity and align with demand on a rolling basis.

Booking trends remain volatile and the Company continues to believe demand and revenue recovery will be non-linear through the fourth quarter and beyond. We cannot predict changes due to additional COVID-19 related disruptions or other issues. For the fourth quarter, the Company now expects revenue to decrease approximately 70% year-over-year, as compared to the previous planning assumption of a decrease of approximately 65% year-over-year.

Based on information presently available, the Company’s planning assumption for operating expenses for the fourth quarter of 2020 is a decrease of at least 30% year-over-year, compared to the Company’s previous planning assumption of a decrease of 30% year-over-year. Our planning assumption for operating expenses will continue to fluctuate based on flown capacity for the quarter.

Given the recent booking trends and the delay in receipt of cash tax refunds of approximately $70 million originally anticipated during the fourth quarter, the Company now expects its average daily cash burn in the fourth quarter to be in a range of $6 million and $8 million, compared to its prior expectation of a range between $4 million and $6 million.

As of November 27, 2020, JetBlue had cash and short-term investments of approximately $2.8 billion.

The information contained herein represents JetBlue’s current planning assumptions as of November 30, 2020 and does not constitute guidance.

(1)
Daily cash burn is defined as net revenues in cash (passenger and ancillary), less operational cash expenditures, debt service (principal and interest) and capital expenditures net of certain sale-leaseback transactions. Cash burn includes Salaries, Wages, and Benefits expenses paid with Payroll Support Program funds received from the U.S. Government. Daily cash burn is a non-GAAP measure. As we are unable to quantify the line items that would be required to be included in the most directly comparable GAAP financial measure for the fourth quarter of the year ending December 31, 2020 without unreasonable efforts, no such reconciliation for the outlook of average daily cash burn to the most directly comparable GAAP measure is included in this Current Report on Form 8-K as we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors.

The information included under Item 7.01 of this report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward Looking Statements

Statements in this release (or otherwise made by JetBlue or on JetBlue’s behalf) contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; our significant fixed obligations and substantial indebtedness; volatility in fuel prices, maintenance costs and interest rates; our reliance on high daily aircraft utilization; our ability to implement our growth strategy; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on a limited number of suppliers, including for aircraft, aircraft engines and parts and vulnerability to delays by those suppliers; our dependence on the New York and Boston metropolitan markets and the effect of increased congestion in these markets; our reliance on automated systems and technology; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches or cyber-attacks; changes in or additional domestic or foreign government regulation, including new or increased tariffs; changes in our industry due to other airlines' financial condition; acts of war or terrorism; global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; the impact of infectious diseases that affects demand for air travel or travel behavior, such as the ongoing impact of the coronavirus ("COVID-19"); adverse weather conditions or natural disasters; and external geopolitical events and conditions. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or year.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to, the Company's 2019 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this release might not occur. Our forward-looking statements speak only as of the date of this release. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date:	November 30, 2020	By:	/s/ Alexander Chatkewitz
Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)